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                                                                  EXHIBIT 99.17a
PRUDENTIAL INVESTMENTS
GATEWAY CENTER THREE
100 MULBERRY STREET, 4TH FLOOR
NEWARK, NJ 07102-4077

PRUDENTIAL MUTUAL
FUND SERVICES
PMFS AUDIT ACCOUNT
P.O. BOX 15025
NEW BRUNSWICK, NJ 08906-508906

                            PRUDENTIAL BALANCED FUND
                              Gateway Center Three
                         100 Mulberry Street, 4th Floor
                          Newark, New Jersey 07102-4077

                                      PROXY

                   Special Meeting of Shareholders (Meeting)
                           September 21, 2000,9:00 am.

This PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. The undersigned hereby appoints Robert F. Gunia, Grace C. Tories and Marguerite E. H. Morrison as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of beneficial interest of the Fund held of record by the undersigned on ______ __, 2000 at the Meeting to be held on September 21, 2000 or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN THIS PROXY IS PROPERTY EXECUTED, WILL BE VOTED IN ThE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. ThE PROXY WILL BE VOTED FOR PROPOSAL NO. 1 IF YOU DO NOT SPECIFY OTHER WISE. PLEASE REFER TO THE PROXY STATEMENT AND PROSPECTUS DATED AUGUST ______, 2000 FOR DISCUSSION OF THE PROPOSAL.

IF VOTING BY MAIL, PLEASE MARK, SIGN AND DATE THIS PROXY CARD WHERE INDICATED AND RETURN IF PROMPTLY USING THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

In their discretion, the Proxies are authorized to Vote upon such other business as may properly come before the Meeting or any adjournment thereof.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


TO VOTE BY TELEPHONE

1)   Read the Proxy Statement and have this Proxy card at hand.

2)   Call 1-800-690-6903 toll free.

3) Enter the 12-digit control number set forth on the right side of this Proxy card and follow the simple instructions.

TO VOTE BY INTERNET

1)   Read the Proxy Statement and have this Proxy card at hand.

2)   Go to Web site www.proxyvote.com.
                    -----------------

3) Enter the 12-digit control number set forth on the right side of this Proxy card and follow the simple instructions.


     SHARES
     CONTROL NUMBER


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X

                                              KEEP THIS PORTION FOR YOUR RECORDS
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                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
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PRUDENTIAL BALANCED FUND

For address changes, please check this box and write them on the back. [ ]

The Board of Trustees recommends a vote FOR the proposal

Vote on Proposal            For   Against Abstain
                            [ ]     [ ]     [ ]

1. To approve an Agreement and Plan of Reorganization between Prudential Balanced Fund and The Prudential Investment Portfolios, Inc., on behalf of its series Prudential Active Balanced Fund.

Please be sure to sign and date this Proxy.
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Signature (PLEASE SIGN WITHIN BOX)   Date


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Signature (Joint Owners)             Date